Report of Independent Registered Public Accounting Firm


The Shareholders and Board of Trustees of
Managed Assets Trust, High Yield Bond
Trust, Capital Appreciation Fund, and
Money Market Portfolio: In planning and
performing our audits of the financial
statements of Managed Assets Trust,
High Yield Bond Trust, Capital Appreciation
Fund, and Money Market Portfolio ("Funds") for the year ended December 31, 2004, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of
Form N-SAR, not to provide assurance
 on internal control.

The management of the Funds is
responsible for establishing and
maintaining internal control.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls.  Generally,
controls that are relevant to an
audit pertain to the entity's
objective of preparing financial
statements for external purposes
that are fairly presented in conformity
with U.S. generally accepted accounting
principles. Those controls include the
safeguarding of assets against
unauthorized acquisition, use, or
disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all matters in internal control that might be material weaknesses under the standards of the Public
Company Accounting Oversight Board (United States).
A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2004.

This report is intended solely for the
information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



KPMG LLP
New York, New York
February 18, 2005